Exhibit 99.2

MACRO INTEGRATION SYSTEMS, INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2023

Macro Integration Systems, Inc.

Balance Sheet

As of March 31, 2023

(in thousands, except par value)

(Unaudited)

ASSETS
Current assets:
Cash	$923
Accounts receivable, net	10,124
Inventory	2,271
Prepaid expenses and other current assets	112
Total current assets	13,430
Operating lease asset	1,390
Property and equipment, net	1,058
Other	44
Total assets	$15,922
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,809
Accrued expenses and other current liabilities	695
Deferred revenue	1,144
Revolving line of credit	1,423
Current portion of long-term debt	88
Current portion of operating lease liabilities	334
Total current liabilities	6,493
Long-term debt, net of current portion	326
Noncurrent portion of operating lease liability	1,169
Total liabilities	7,988
Commitments and contingencies (Note 5)
Stockholders' equity:
Common stock, $1.00 par value; 100 shares authorized; 7 shares issued and outstanding	7
Retained earnings	7,927
Total stockholders’ equity	7,934
Total liabilities and stockholders’ equity	$15,922

These accompanying notes are an integral part of these financial statements.

Macro Integration Systems, Inc.

Statement of Income

For the Three Months Ended March 31, 2023

(in thousands)

(Unaudited)

Net sales:
Service	$7,843
Product	3,098
Net sales	10,941
Cost of sales:
Service	4,801
Product	2,611
Cost of sales	7,402
Gross profit	3,529
Operating expenses:
Sales and marketing expense	144
General and administrative expenses	1,762
Total operating expenses	1,906
Operating income	1,623
Interest expense	(22)
Net income	$1,601

These accompanying notes are an integral part of these financial statements.

Macro Integration Systems, Inc.

Statement of Stockholders’ Equity

For the Three Months Ended March 31, 2023

(in thousands)

(Unaudited)

	Common Stock		Retained	Total Stockholders ’
	Shares	Amount	Earnings	Equity
Balance at December 31, 2022	7	$7	$6,326	$6,333
Net income	-	-	1,601	1,601
Balance at December 31, 2023	7	$7	$7,927	$7,934

These accompanying notes are an integral part of these financial statements.

Macro Integrations Systems, Inc.

Statement of Cash Flows

For the Three Months Ended March 31, 2023

(in thousands)

(Unaudited)

Cash flows from operating activities
Net income	$1,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54
Amortization of right-of-use asset	82
Changes in operating assets and liabilities:
Accounts receivable	(2,857)
Inventory	424
Prepaid expenses and other current assets	647
Accounts payable	309
Accrued expenses and other current liabilities	133
Operating lease liabilities	(76)
Deferred revenue	(19)
Net cash provided by operating activities	298
Cash flows from financing activities
Line of credit, net	689
Payment under financing obligations	(99)
Net cash provided by financing activities	590
Change in cash	888
Cash, beginning of period	35
Cash, end of period	$923
Supplemental disclosures of cash flow information
Cash paid for interest	$22
Non-cash investing and financing activities
Property and equipment obtained in exchange for financing obligations	$294

These accompanying notes are an integral part of these financial statements.

Macro Integration Systems, Inc.

Notes to the Financial Statements

March 31, 2023

(Unaudited)

Note 1: Description of Business

Macro Integration Systems, Inc. (“Macro” or “the Company”), a company based in Greensboro, North Carolina, founded in 2002, is a solution provider of computer technology-base point of sale hardware products and associated professional services. Macro is a value-added reseller (“VAR”) that buys point of sale mobile computing, scanning, printing, and wireless products from various manufacturers and distributors. Macro also provides professional services for project management, implementation, deployment, installations, upgrades, training, and support.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of Macro Integration Systems, Inc. have been prepared on an accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is a reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. Management evaluates its estimates and assumptions on a regular basis.

Accounts Receivable

Accounts receivable are stated at net realizable value, and as such, earnings are charged with a provision for doubtful accounts based on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Management determines an allowance based on historical write-off experience, expectations regarding future periods, and specific account information available. Accounts receivable are reflected in the accompanying balance sheet net of a valuation allowance of $262,345 as of March 31, 2023. When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts and the related customer receivable.

Inventory

Inventory consists solely of finished goods and is stated at the lower of cost or net realizable value. Cost is determined under the first-in, first-out (FIFO) method. Management periodically reviews inventory and makes provisions as necessary for estimated obsolete and slow-moving goods. The creation of such provisions results in a reduction of inventory to net realizable value and a charge to cost of sales. There was no inventory valuation allowance as of March 31, 2023.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally from three to five years. Leasehold improvements are recorded at cost and amortized over the shorter of the lease term or the life of the improvements. Cost incurred for repairs and maintenance are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation and amortization of disposed assets are removed from the accounts and any resulting gain or loss is included in non-operating income/ loss.

Macro Integration Systems, Inc.

Notes to the Financial Statements

March 31, 2023

(Unaudited)

Long-lived Assets

Management evaluates its intangible and long-lived assets for impairment when events or circumstances arise that indicate long-lived assets may be impaired. Indicators of impairment include, but are not limited to, a significant deterioration in overall economic conditions, a decline in the market capitalization, the loss of significant business, or other significant adverse changes in industry or market conditions. Management completed the qualitative assessment for impairment and determined that there was no impairment during the three months ended March 31, 2023. There can be no assurance, however, that market conditions will not change or demand for our products will continue, which could result in an impairment of long-lived assets in the future.

Operating Leases

Management recognizes a right-of-use asset and lease liability for all of the long-term leases at the commencement date. Lease liabilities are measured based on the present value of the minimum lease payments discounted at the Company’s incremental borrowing rate as of the date of commencement, which is determined based on information available at lease commencement and is equal to the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term in an amount equal to the lease payments in a similar economic environment. Right-of-use assets are measured based on the lease liability adjusted for any initial direct costs, prepaid rent, or lease incentives. Operating lease costs are included within general and administrative expenses on the statement of income.

At March 31, 2023, the Company has one operating lease for office and warehouse space in Greensboro, North Carolina with fixed minimum monthly payments of $34,413 per month which increase 3% annually. The lease expires on December 31, 2026. At March 31, 2023, the total operating lease liability was $1.5 million and the total operating lease assets was $1.4 million.

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides a hierarchy for inputs used in measuring fair value that prioritize the use of observable inputs over the use of unobservable inputs, when such observable inputs are available. The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-driven valuations in which all significant inputs are observable or can be derived principally from, or corroborated with, observable market data.

●	Level 3 - Fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including assumptions and judgments made by management.

The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these financial instruments.

Revenue Recognition

The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, a performance obligation is satisfied.

Macro Integration Systems, Inc.

Notes to the Financial Statements

March 31, 2023

(Unaudited)

The Company combines contracts with the same customer into a single contract for accounting purposes when the contracts are entered into at or near the same time and the contracts are negotiated as a single commercial package, consideration in one contract depends on the other contract, or the services are considered a single performance obligation. If an arrangement involves multiple performance obligations, the items are analyzed to determine the separate units of accounting, whether the items have value on a standalone basis and whether there is objective and reliable evidence of their standalone selling price. The total contract transaction price is allocated to the identified performance obligations based upon the relative standalone selling prices of the performance obligations. The standalone selling price is based on an observable price for services sold to other comparable customers, when available, or an estimated selling price using a cost plus margin approach. Management estimates the amount of total contract consideration it expects to receive for variable arrangements by determining the most likely amount it expects to earn from the arrangement based on the expected quantities of services it expects to provide, and the contractual pricing based on those quantities. The Company only includes some or a portion of variable consideration in the transaction price when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is subsequently resolved. Management considers the sensitivity of the estimate, its relationship and experience with its clients and variable services being performed, the range of possible revenue amounts and the magnitude of the variable consideration to the overall arrangement.

As discussed in more detail below, revenue is recognized when a customer obtains control of promised goods or services under the terms of a contract and is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. The Company does not have any material extended payment terms, as payment is due at or shortly after the time of the sale. Sales, value-added and other taxes collected concurrently with revenue producing activities are excluded from revenue.

The Company recognizes contract assets or unbilled receivables related to revenue recognized for services completed but not yet invoiced. Unbilled receivables are recorded when the Company has an unconditional right to contract consideration. A contract liability is recognized as deferred revenue when the Company invoices clients, or receives customer cash payments, in advance of performing the related services under the terms of a contract. Remaining performance obligations represent the transaction price allocated to the performance obligations that are unsatisfied as of the end of each reporting period. Deferred revenue is recognized as revenue when the related performance obligation is satisfied.

As of March 31, 2023, the total aggregate transaction price allocated to the unsatisfied performance obligations was approximately $1.1 million which is expected to be recognized over the next 12 months.

The following tables summarizes the deferred revenue activity for the three months ending March 31, 2023 (in thousands):

Beginning balance at December 31, 2022	$1,162
Additions	1,003
Revenue recognized	(1,021)
Ending balance at March 31, 2023	$1,144

Hardware and consumable products – The Company recognizes product revenue at the point in time when a client takes control of the hardware, which typically occurs when title and risk of loss have passed to the client. The Company’s selling terms and conditions reflect that F.O.B ‘dock’ contractual terms establish that control is transferred from the Company at the point in time when the product is shipped to the customer. The Company does not offer a warranty on its hardware and consumable products.

The Company leverages drop-ship shipments with many of its partners and suppliers to deliver hardware and consumable products to its clients without having to physically hold the inventory at its warehouses, thereby increasing efficiency and reducing costs. The Company recognizes revenue for drop-ship arrangements on a gross basis as the principal in the transaction when the product is received by the client because it controls the product prior to transfer to the client. The Company also assumes primary responsibility for the fulfillment in the arrangement, assumes inventory risk if the product is returned by the client, sets the price of the product charged to the client, assumes credit risk for nonpayment by its customer, and works closely with clients to determine their hardware specifications.

Macro Integration Systems, Inc.

Notes to the Financial Statements

March 31, 2023

(Unaudited)

Professional services – The Company provides professional services which include consulting, staging, deployment, installation, cabling, training, project management, and support. The arrangement is based on either a time and material basis or a fixed fee. For the time and materials service contracts, the Company recognizes revenues over time as those services are provided and consumed, as this is the best output measure of how the services are transferred to the customer. Fixed fee contracts are recognized over time in the period in which the services are performed or delivered using a proportional service model using the output method. All professional services are recognized on a gross basis in the period in which the services are performed or delivered.

Maintenance services – The Company sells certain Original Equipment Manufacturer (“OEM”) hardware to its clients and also offers an internal maintenance agreement related to hardware. These contracts are for equipment repairs that are serviced by internal Macro employees and generally sold in one-year terms. The maintenance contracts are separate and distinct from the OEM hardware and revenue from these maintenance service contracts are recognized ratably over the maintenance service period.

The Company acts as the principal in the transaction as the primary obligor for fulfillment in the arrangement, it sets the price of the service charged to the customer, and assumes credit risk for the amounts invoiced. In addition, the Company manages service contracts and repairs for multiple products and suppliers. The Company leverages its knowledge base of mobility best practices by consolidating multiple suppliers’ maintenance requirements under a single point of contact through the Company. The Company’s internal support team assists its customers first by performing an initial technical triage to determine the source of the problem including, but not limited to, physical damage and whether they can be handled remotely by the client or returned for repair. Further, the Company receives the returned products, confirms that the equipment is operational or not, either repairs or refurbishes the equipment internally or returns it to the manufacturer directly to repair. The Company then obtains the product turn back from the manufacturer and either send it back out to a specific customer location or place in a customer’s spare pool. As a result, the Company recognizes the revenue on a gross basis.

The following table summarizes net sales by revenue source for the three months ended March 31 (in thousands):

Professional maintenance services	$7,843
Hardware	3,098
10,941

Concentration of Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and accounts receivable. All of the Company’s cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor. The Company has not experienced any such losses in these accounts.

For the three months ended March 31, 2023, three customers each accounted for 32%, 23%, and 10% of net sales. At March 31, 2023, two of these customers accounted for 37% and 29% of total accounts receivable, respectively.

For the three months ended March 31, 2023, the Company had purchases from two suppliers that collectively represented 45% of total purchases. At March 31, 2023, three suppliers accounted for 68% of accounts payable. Loss of a significant vendor could have a material adverse effect on operations.

Macro Integration Systems, Inc.

Notes to the Financial Statements

March 31, 2023

(Unaudited)

Income Taxes

Income taxes have not been provided as each LLC member is individually liable for the taxes, if any, on its share of the partnership’s income and expenses. U.S. GAAP provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements and requires the evaluation of tax positions taken or expected to be taken in the course of preparing the financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority.

The Company files U.S. federal and various state and local tax returns. No income tax returns are currently under examination. In general, the statute of limitations of the Company’s U.S. federal tax returns remains open three years after a tax return is filed. The statutes of limitations on the Company’s state and local tax returns may remain open for an additional year depending upon the jurisdiction. Management does not believe that there are any uncertain tax positions that require recognition of a tax liability.

Recently Adopted Accounting Standards

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This guidance requires an entity to recognize lease liabilities and a right-of-use asset for all leases on the balance sheet and to disclose key information about the entity’s leasing arrangements. Effective January 1, 2022, the Company adopted the provisions of ASU 2016-02.

The Company adopted this standard using the modified retrospective transition method. Results for reporting periods beginning after January 1, 2022 are presented under ASC 842, while prior period amounts are not adjusted. This adoption had a material effect on the Company’s balance sheets as a result of recording ROU assets and lease liabilities for existing operating leases on the balance sheets. The adoption did not have a material effect on the Company’s statement of operations or its statement of cash flows.

In September 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU requires the measurement of all expected credit losses for financial assets, including trade receivables, held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. In November 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which, among other things, deferred the effective date of ASU 2016-13 for private companies to fiscal years beginning after December 15, 2022, including interim periods within those years. The Company adopted this accounting update in the first quarter of 2023 on a prospective basis. The adoption of this ASU did not have a material impact on the Company’s condensed consolidated financial statements.

Accounting Standards Not Yet Adopted

There are no accounting standards that have been issued but not yet adopted that management believes could have a material impact on the financial statements.

Note 3: Property and Equipment

Property and equipment consist of the following at March 31, 2023 (in thousands):

Equipment and vehicles	$1,498
Furniture and fixtures	217
Software and computer equipment	192
Leasehold improvements	143
Other equipment	25
Property and equipment, gross	2,075
Accumulated depreciation	(1,017)
Property and equipment, net	$1,058

Macro Integration Systems, Inc.

Notes to the Financial Statements

March 31, 2023

(Unaudited)

Depreciation and amortization expense related to property and equipment for the three months ended March 31, 2023, totaled $54,000.

Note 4: Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following at March 31, 2023 (in thousands):

Salaries and benefits	$576
Sales tax payable	110
Customer deposits	9
Total accrued expenses and other current liabilities	$695

Note 3: Revolving Line of Credit

On March 23, 2021, the Company entered into a secured Loan Agreement (the “Loan Agreement”) with PNC Bank, National Association (the “Bank”). The Loan Agreement provided for a revolving line of credit of up to $5.0 million with the Company’s obligations being secured by the Company’s accounts receivable and its property and equipment. Furthermore, the loan is guaranteed by the Company’s stockholders. On April 1, 2022, this Agreement was amended to decrease the line of credit to $3.5 million. Loans extended to the Company under the Amended Loan Agreement are scheduled to mature on April 22, 2023.

Interest and Fees

Amounts outstanding under this Loan Agreement bear interest at a rate per annum which is equal to the sum of the Daily BSBY Rate (Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg or another commercially available source) plus 2.35%. As of March 31, 2023, the interest rate was 7.56%. Accrued interest will be due and payable on the same day of each month, beginning with the payment due on April 23, 2022. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date (April 22, 2023).

Covenants

Under the Loan Agreement, the Company is subject to a variety of negative covenants and prohibits the Company from, or otherwise imposes restrictions on the Company with respect to, among other things, liquidating, dissolving, entering into any consolidation, merger, division, partnership, or other combination, selling or leasing a majority of the Company’s assets or business or purchase or lease all or the greater part of the assets or business of another entity or person.

As of March 31, 2023, the Company was in compliance with all of its covenants, was eligible to borrow up to $3.5 million, and had outstanding borrowings of $1.4 million under the line of credit.

On April 3, 2023, this debt was repaid in full in connection with the acquisition of the Company by DecisionPoint Systems, Inc. (“DecisionPoint”)(See Note 6).

Macro Integration Systems, Inc.

Notes to the Financial Statements

March 31, 2023

(Unaudited)

Note 4: Term Debt

The following table sets forth the Company’s outstanding term debt as of March 31, 2023 (in thousands):

	Maturity Date	Interest Rate	Amount
PNC Bank - Ford 2020 Transit #1	June 6, 2026	4.79%	$40
PNC Bank - Ford 2020 Transit #2	October 13, 2026	5.51%	40
PNC Bank - Ford 2020 Transit #3	October 23, 2026	5.97%	39
PNC Bank - Ford 2023 Transit #1	January 25, 2027	6.03%	50
PNC Bank - Ford 2023 Transit #2	January 25, 2027	6.03%	52
PNC Bank - Ford 2021 Transit (4)	March 3, 2027	6.71%	193
Total term debt			414
Less: current portion			(88)
Long-term portion			$326

The above represents various auto loans between the Company and PNC Bank as outlined above. Each agreement is subject to either a five or four year repayment term with monthly payments ranging from $594 to $4,521.

All of these loans were repaid in full on April 3, 2023, in connection with the acquisition of the Company by DecisionPoint (see Note 6).

Note 5: Commitments and Contingencies

 From time to time, the Company is subject to disputes and litigation incidental to the conduct of its business. When applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. While the outcome of lawsuits and other proceedings against us cannot be predicted with certainty, in management’s opinion, individually or in the aggregate, no such lawsuits are expected to have a material effect on the Company’s financial position or results of operations.

Note 6: Subsequent Event

Management evaluated subsequent events through the date these financial statements were available to be issued, noting no other items for disclosure, other than as discussed below.

Acquisition by DecisionPoint Systems, Inc.

On March 31, 2023, DecisionPoint Systems, Inc. (“DecisionPoint”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the Durwood Wayne Williams Revocable Trust and the Collins Family Living Trust, as sellers (collectively, the “Sellers”) and with Durwood W. Williams and Bartley E. Collins, (the respective trustees of the Sellers), individually, (collectively and together with the Sellers, the “Seller Parties”), pursuant to which the DecisionPoint acquired all of the issued and outstanding shares of Macro Integration Services, Inc. (“Macro” or the Company) from the Sellers (the “Acquisition”), effective April 1, 2023 (the “Effective Date”). Upon consummation of the Acquisition, Macro, a project management and professional services and integrated solutions company, became a wholly-owned subsidiary of DecisionPoint.

Pursuant to the Purchase Agreement, the aggregate consideration paid by DecisionPoint on the Effective Date was $10.5 million in cash, subject to certain adjustments for indebtedness and net working capital (the “Cash Purchase Price”).

In addition, under the Purchase Agreement, upon the satisfaction of certain EBITDA thresholds attributable to Macro during each of the two years following the Effective Date (each twelve month period following the Effective Date, an “Earn-out Period”), DecisionPoint may be required to make certain earnout payments to Sellers in the amounts set forth on that certain earnout schedule for the first Earn-out Period and for the second Earn-out Period, payable within 75 days after the respective Earn-out Periods. Also, customer payments on specified accounts receivable actually received by DecisionPoint through September 30, 2024, are to be remitted to the Sellers on a quarterly basis.

The Sellers are also due certain payments from the Company if certain inventory is utilized by DecisionPoint before March 31, 2024.